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                                 EXHIBIT 23.1

                       CONSENT OF DELOITTE & TOUCHE LLP



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of OXIS International, Inc. (formerly DDI Pharmaceuticals, Inc.) and subsidiaries on Form S-3, of our report dated March 7, 1996, which included an explanatory paragraph relating to the Company's ability to continue as a going concern, appearing in the Annual Report on Form 10-K of OXIS International, Inc. for the year ended December 31, 1995, as amended by Form 10-K/A, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
Portland, Oregon
December 16, 1996

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